UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2005

Commission File Number 1-9929

Insteel Industries, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	56-0674867

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1373 Boggs Drive, Mount Airy, North Carolina	27030

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 786-2141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 7.01. Regulation FD
SIGNATURES
NEWS RELEASE DATED MAY 2, 2005

Item 2.02. Results of Operations and Financial Condition

     On May 2, 2005, the Company issued a press release regarding its financial results for the second fiscal quarter ended April 2, 2005. A copy of this release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01. Regulation FD

     In a conference call with investors that was conducted on May 2, 2005 subsequent to the issuance of the press release referred to above, the Company disclosed that: (1) order levels appear to have increased beginning in April 2005 implying that customer inventory reduction initiatives have subsided; (2) gross profit for the quarter ended April 2, 2005 was reduced by approximately $4.0 million, or 4.9% of net sales, from inventory revaluation adjustments resulting from declining raw material costs; and (3) the Company expects that its debt level as of the end of its fiscal year ending October 1, 2005 would be lower than amount outstanding as of April 2, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTEEL INDUSTRIES, INC. Registrant
Date: May 2, 2005	By:	/s/ H.O. Woltz III
H.O. Woltz III
President and Chief Executive Officer

Date: May 2, 2005	By:	/s/ Michael C. Gazmarian
Michael C. Gazmarian
Chief Financial Officer and Treasurer